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                                                                    EXHIBIT 99.1


For Immediate Release

Contact:

(Company)                                (Corporate Communications)
Barbara Duncan                           Kathleen Eppolito
Chief Financial Officer                  Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                 (718) 281-1809
(201) 968-0980


DOV PHARMACEUTICAL, INC. ANNOUNCES $15 MILLION EQUITY INVESTMENT BY ORBIMED ADVISORS LLC
7/2/2003 4:24:00 PM

HACKENSACK, N.J., Jul 2, 2003 /PRNewswire-FirstCall via COMTEX/ -- DOV Pharmaceutical, Inc. (DOVP) (DOV or the Company) today announced that it has closed a $15,000,000 private placement of common stock and warrants to a group of funds managed by OrbiMed Advisors LLC (OrbiMed). The Company sold OrbiMed 1,428,571 shares of common stock at $10.50 per share and three-year warrants to purchase an aggregate of 392,857 shares of common stock at an exercise price of $16.00 per share. The investors also received the right to nominate a director to the Company's board of directors within six months.

Dr. Arnold Lippa, DOV CEO, said, "We are pleased to announce this demonstration of confidence in DOV from one of the world's most successful asset managers and we look forward to our future relationship."

Jonathan Silverstein, a Director at OrbiMed, said, "We welcome this opportunity to take a significant ownership position in DOV. The Company has the potential to become one of the world's leading CNS drug companies with six compounds currently in human clinical development. We look forward to assisting DOV in attaining its strategic goals."

About DOV

DOV is a biopharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular and urological, that involve alterations in neuronal processing. The Company has six product candidates in clinical trials addressing therapeutic indications with significant unmet needs.

About OrbiMed

Based in New York, OrbiMed is the largest asset manager worldwide focused exclusively in the life sciences sector with $3.65 billion in biotechnology and pharmaceutical assets.

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Cautionary Statement

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

     - demonstrate the safety and efficacy of product candidates at each stage of development;

     - meet our development schedule for our product candidates;

     - meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

     - meet obligations and achieve milestones under our license and other agreements;

     - obtain collaborations as required with pharmaceutical partners;

     - obtain substantial additional funds;

     - obtain and maintain all necessary patents or licenses; and

     - produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Other factors that may cause our actual results to differ materially from our forward-looking statements include the fact that we or the FDA may suspend one or more of our clinical trials, patient recruitment may be slower than expected or patients may drop out of our clinical trials and our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 31, 2003. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption for such registration requirements.

SOURCE DOV Pharmaceutical, Inc.; OrbiMed Advisors LLC

Barbara Duncan, Chief Financial Officer of DOV Pharmaceutical, Inc., +1-201-968-0980; Kathleen Eppolito of Scientia Communications, Inc., +1-718-281-1809

http://www.dovpharm.com